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                                                                   EXHIBIT 10.13
                             GB FOODS CORPORATION
                                 NON-STATUTORY
                             STOCK OPTION AGREEMENT

     THIS NON-STATUTORY STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," is made as of the 3rd day of October, 1996, between GB FOODS CORPORATION, a Delaware corporation (hereinafter referred to as the "COMPANY") and GEORGE KUBAT (the "OPTIONEE"), whose current business address is:
Phillips Manufacturing, 4601 South 76th Circle, Omaha, Nebraska 68127.

     1. GRANT OF OPTION. The Board of Directors of the COMPANY hereby grants an option on 100,000 shares of common stock of the COMPANY ("Common Stock") to the OPTIONEE at the price and in all respects subject to the terms, definitions and provisions of the Agreement.

     2.   OPTION PRICE.  The option price is $6.50 per share.

     3.   TERM OF OPTION; VESTING.   This Option is exercisable as follows:
50,000 shares may be exercised at any time after the grant of this Option until 5:00 P.M. (California time) on October 3, 2001; the remaining 50,000 shares may be exercised at any time after October 3, 1997 until 5:00 P.M. (California time) on October 3, 2001, provided that at October 3, 1997 OPTIONEE is an executive officer of the COMPANY. However, in the event of a change of control of the Company resulting in the election of any three directors other than the constituent directors on the date of this Agreement, whether by merger, acquisition, issuance of shares of Common Stock to a new stockholder(s), or otherwise, and OPTIONEE is terminated as an executive officer prior to October 3, 1997, the unvested options shall become immediately exercisable and fully vested. In the event of the death of the OPTIONEE less than one year prior to the expiration of this Option, the expiration date of this Option shall be extended to one year from the date of the death of the OPTIONEE.

     4.   EXERCISE OF OPTION.

          4.1 Right to Exercise. During the lifetime of the OPTIONEE, the Options shall be exercisable only by the OPTIONEE in whole or in part in accordance with the terms of this Agreement. In the event of the death of the OPTIONEE, this Option may be exercised by the executors, administrators, personal representatives, and heirs of the OPTIONEE and by any successor trustee of a trust to which this Option may have been transferred.

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        4.2  Method of Exercise.  This Option shall be exercisable by a written notice which shall:

                 (a) State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the shares are to be issued (if the shares are issued to individuals), the names, addresses and Social Security Numbers of such persons; and

                 (b) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as are required by law may be satisfactory to the COMPANY's counsel; and

                 (c) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the OPTIONEE, be accompanied by proof, satisfactory to counsel for the COMPANY, of the right of such person or persons to exercise the Option.

                 (d) Be accompanied by a payment for the purchase price of those shares with respect to which the Option is being exercised in the form of a certified or bank cashier's or teller's check or paid in accordance with the provisions of Section 4.4 below. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

        4.3 Restrictions on Exercise. As a condition to his exercise of this Option, the COMPANY may require the person exercising this Option to comply with applicable laws or regulations.

             4.4 Alternative Forms of Payment of the Purchase Price. In addition to payment of the purchase price of those shares with respect to which the Option is being exercised in cash, as specified in Section 4.3 (d) above, the purchase price of the shares with respect to which the Option is being exercised may be paid (i) by forgiveness of indebtedness owed by the COMPANY to the OPTIONEE; (ii) by delivery to the COMPANY of shares of Common Stock of the COMPANY equal in value, based on the "fair market value" (as hereinafter defined), to the exercise price; (iii) by reducing the number of shares to be delivered to the OPTIONEE upon exercise of the option by such number of shares of Common Stock equal in value, based on the "fair market value" (as hereinafter defined), to the exercise price; or (iv) by the delivery, concurrently with such exercise, of a properly executed exercise notice for the option and irrevocable instructions to a broker promptly to deliver to the

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COMPANY the purchase price for the shares with respect to which the Option is being exercised or from the proceeds of a loan being secured by the option shares. The term "fair market value" shall mean the average over the previous five trading days of the reported closing sales price on the Nasdaq Small Cap Market, the Nasdaq National Market System, or such other national securities exchange on which the COMPANY's shares may be traded, or if not trading on the Nasdaq Small Cap Market, the Nasdaq National Market System, or a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the COMPANY for that purpose.

     5. TRANSFERABILITY OF OPTION. This Option may be not transferred, except to a trust established for the benefit of the OPTIONEE or by will or the laws of descent or distribution, and may be exercised during the lifetime of the OPTIONEE only by the OPTIONEE. In the event of the death of the OPTIONEE prior to the exercise of this Option, this Option may be exercised only by the executors, administrators, personal representatives, or heirs of the OPTIONEE or by any successor trustee of a trust to which this Option may have been transferred.

     6. STOCK SUBJECT TO THE OPTION. The COMPANY shall set aside 100,000 shares of the Common Stock which it now holds as authorized and unissued shares. If the Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions occasioned by this Option Agreement. If the COMPANY has been listed on a stock exchange, the COMPANY will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and until the COMPANY has taken such steps as may, in the opinion of counsel for the COMPANY, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state blue sky laws and regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange. The COMPANY will use its best efforts to comply with any such requirements forthwith upon the exercise of the Option.

     7.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.   If all or any portion of
the Option is exercised subsequent to any stock dividend, split-up, capitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar change or transaction of or by the COMPANY, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option or shares of the class covered by the Option shall be changed into the same or a different number of shares of the same or another class or

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classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, the aggregate number and class of shares equal to the number and class of shares he or she would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and had not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar change or transaction; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. Provided, however, any shares which are issued at or about this option price or pursuant to a warrant or options whose exercise price is at or above the exercise price provided in the agreement shall not be considered to be diluted for the purpose of this agreement and no adjustment will be made.

     8. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the COMPANY shall be addressed to it at its principal office, at 1100 Newport Center Drive, Suite 200, Newport Beach, California 92660, to the attention of the Secretary of the COMPANY. Each notice to the OPTIONEE or other person or persons then entitled to exercise the Option shall be addressed to the OPTIONEE or such other person or persons at the OPTIONEE's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     9. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor of the COMPANY. All obligations imposed upon the OPTIONEE and all rights granted to the COMPANY under this Agreement shall be binding upon the OPTIONEE's heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the OPTIONEE, his heirs, legal representatives, or successors may have in respect to the Plan or any options or Common Stock granted or issued thereunder, whether to him, or herself, or to any other person.

     10. RESOLUTION OF DISPUTES. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the COMPANY. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

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     IN WITNESS WHEREOF, the COMPANY and the OPTIONEE have caused this Agreement to be executed as of the day, month and year first above-written.


COMPANY:       GB FOODS CORPORATION
               a Delaware corporation



               By: /s/ WILLIAM M. THEISEN
                   --------------------------
                   WILLIAM M. THEISEN,
                   Chairman of the Board



               By: /s/ BRUCE H. HAGLUND
                   ---------------------------
                   BRUCE H. HAGLUND,
                   Secretary



(CORPORATE SEAL)



OPTIONEE:         /s/ GEORGE KUBAT
                  -----------------------------
                  GEORGE KUBAT

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